SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2004

RURAL CELLULAR CORPORATION

(Exact name of Registrant as Specified in its Charter)

Minnesota (State or Other Jurisdiction of Incorporation)

0-27416 (Commission File Number)	41-1693295 (IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota (Address of Principal Executive Offices)	56308 (Zip Code)

Registrant’s Telephone Number, Including Area Code                                            (320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 7. Financial Statements and Exhibits
Item 12. Results of Operations and Financial Condition.
SIGNATURES
Press Release

Item 7. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated February 24, 2004

Item 12. Results of Operations and Financial Condition.

Today, Rural Cellular Corporation (“the Company”) issued a press release containing information regarding its results of operations for the quarter and year ended December 31, 2003, and its financial condition as of December 31, 2003.

On February 25, 2004 at 8:00 AM CT, a teleconference will be held to discuss RCC’s fourth quarter performance and other financial matters. To participate in the call, please dial (800) 218-9073, give the operator your name, and company affiliation. To access a replay of this call through March 3, 2004, dial (800) 405-2236 and 570279# as the pass code. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.RCCwireless.com. To access the audio stream, click on the Investor Relations section.

In addition to the financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the press release contains Non-GAAP financial measures (as determined under the SEC Regulation G). Management believes that these Non-GAAP financial measures provide an important perspective on the Company’s operating results and the Company’s ability to service its long-term obligations, to fund continuing growth, and to continue as a going concern. The Company’s earnings release contains a reconciliation of all Non-GAAP financial measures to the most directly comparable GAAP financial measures.

The foregoing information is provided pursuant to Item 12. “Results of Operations and Financial Condition,” on Form 8-K. The information in this report shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION
/s/ Richard P. Ekstrand
Richard P. Ekstrand President and Chief Executive Officer
Date: February 24, 2004

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